EXHIBIT 99.1

Press Release dated January 17, 2008

Exhibit 99.1

NEWS RELEASE

Valerie C. Carlson
First Vice President, Corporate
Communications
203.338.2351 Fax: 203.338.3461
valerie.carlson@peoples.com

FOR IMMEDIATE RELEASE

JANUARY 17, 2008

PEOPLE’S UNITED FINANCIAL REPORTS FOURTH QUARTER EARNINGS OF $46 MILLION OR $0.16 PER SHARE

BRIDGEPORT, CT. – People’s United Financial, Inc. (NASDAQ: PBCT) today announced net income of $46.0 million, or $0.16 per share, for the fourth quarter of 2007, compared to $39.3 million, or $0.13 per share, for the fourth quarter of 2006. As previously reported, People’s United Financial completed its acquisition of Chittenden Corporation on January 1, 2008. Accordingly, People’s United Financial’s fourth quarter and full-year 2007 results do not include the results of Chittenden Corporation.

For the year ended December 31, 2007, net income totaled $150.7 million, or $0.52 per share, compared to $124.0 million, or $0.41 per share, for 2006. Included in this year’s results is the $60 million contribution to the People’s United Community Foundation, which had the effect of reducing net income in 2007 by $39.6 million, or $0.13 per share. Results for 2006 included net security losses ($27.4 million) related to significant balance sheet restructuring activities and an income tax benefit related to certain prior-year tax matters ($2.4 million). The net impact of these items reduced net income in 2006 by $15.8 million, or $0.05 per share. Excluding the effect of these items from the respective year’s results, earnings would have been $190.3 million, or $0.65 per share, in 2007, compared to $139.8 million, or $0.46 per share, in 2006.

For the fourth quarter of 2007, return on average assets was 1.37 percent and return on average stockholders’ equity was 4.1 percent, compared to 1.49 percent and 11.6 percent, respectively, for the year-ago quarter.

The Board of Directors of People’s United Financial declared a $0.1333 per share quarterly dividend, payable February 15, 2008 to shareholders of record on February 1, 2008. Based on the closing stock price on January 16, 2008, the dividend yield on People’s United Financial common stock is 3.3 percent.

Acting President and Chief Executive Officer, Philip R. Sherringham stated, “2007 was a year of significant change for the company. The successful completion of our second-step conversion in April, the rebranding of the Bank and the announcement of our agreement to acquire Chittenden Corporation transformed the company and positioned us as the premier New England-based regional banking company.”

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People’s United Financial, Inc. Reports 4Q Earnings

Sherringham continued, “With the addition of the six Chittenden banks, we now have over $21 billion in total assets, more than 300 branches and seven banks across six states. Our near-term priorities remain the successful integration of Chittenden while maintaining our focus on financial performance and the judicious management of our significant excess capital position. Our performance in the fourth quarter continues to reflect the benefits of our focused commercial and consumer banking strategy. Our strong asset quality is particularly noteworthy in today’s environment.

“Our average commercial banking loan portfolio increased $322 million, or 8 percent, since the fourth quarter of 2006, including a $168 million, or 22 percent, increase in our equipment financing portfolio,” noted Sherringham. “Our shared national credits portfolio totaled $738 million at December 31, 2007, a $161 million, or 28 percent, increase from year-end 2006. In light of the recent geographic expansion of the company’s franchise and the resulting increased diversification of its commercial banking loan portfolio, the need for us to maintain a shared national credits portfolio has significantly diminished. As a result, we have made the decision to unwind this portfolio in an orderly manner over the next two to three years. I want to point out that our shared national credits portfolio, which was built up from a very low base to its current balance has performed, and continues to perform, exceptionally well.

“Key drivers of the company’s performance in the fourth quarter were the net interest margin and ongoing strong asset quality,” said Sherringham. “As previously disclosed, some margin compression was expected this quarter given the asset sensitive position of our balance sheet. The net interest margin was flat compared to the fourth quarter of last year and down from the third quarter of 2007 as the benefits from investing the net proceeds from our second-step conversion in April and the balance sheet restructuring activities completed during 2006 were essentially offset by declining interest rates.

“In addition, our balance sheet continues to be funded by core deposits and stockholders’ equity,” added Sherringham. “Given the many challenges of today’s environment, the strength of our capital, liquidity, asset quality and earnings clearly sets us apart from most in the industry.”

Sherringham continued, “Average earning assets increased $2.9 billion on a year-over-year basis, reflecting a $3.4 billion increase in average short-term investments as a result of the second-step conversion, while average loans decreased $377 million, or 4 percent, and average securities declined $102 million, or 62 percent. While average commercial banking loans increased 8 percent on a year-over-year basis, average residential mortgage loans actually declined 16 percent as a result of our decision in the fourth quarter of 2006 to sell all newly-originated residential mortgage loans.”

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People’s United Financial, Inc. Reports 4Q Earnings

Commenting on asset quality, Sherringham stated, “As we have said many times in the past, our loan portfolio has absolutely no sub-prime, Alt-A or SIV exposure. Our asset quality remains very strong. Fourth quarter net loan charge-offs included a $2.3 million charge-off related to one commercial banking loan that had been classified as non-performing since December 2006. That one commercial loan, a portion of which had also been charged off in the second quarter of 2007, single-handedly accounted for two-thirds of the $9.3 million in net loan charge-offs for 2007. Net loan charge-offs totaled $3.7 million for the fourth quarter of 2007, compared to $1.4 million in the year-ago quarter. Net loan charge-offs as a percent of average loans on an annualized basis were 0.17 percent in the fourth quarter of 2007, compared to 0.06 percent in the fourth quarter of last year. For the full year, net loan charge-offs as a percent of average loans equaled 0.10 percent in 2007, compared to 0.05 percent in 2006.”

At December 31, 2007, non-performing assets totaled $26.1 million, a $0.1 million decrease from September 30, 2007. Non-performing assets equaled 0.29 percent of total loans, REO and repossessed assets, unchanged from September 30, 2007. The allowance for loan losses as a percentage of non-performing loans was 358 percent at December 31, 2007, compared to 318 percent at September 30, 2007. The allowance for loan losses as a percentage of total loans was 0.81 percent at December 31, 2007, compared to 0.82 percent at September 30, 2007.

Conference Call

On January 18, 2008, at 11 a.m., Eastern Time, People’s United Financial will host a conference call to discuss this earnings announcement. The call may be heard through www.peoples.com by selecting “Investor Relations” in the “About People’s” section on the home page, and then selecting “Conference Calls” in the “News and Events” section. Additional materials relating to the call may also be accessed at People’s United Bank’s Web site. The call will be archived on the Web site and available for approximately 90 days.

Selected Financial Terms

In addition to evaluating People’s United Financial’s results of operations in accordance with generally accepted accounting principles (“GAAP”), management routinely supplements this evaluation with an analysis of certain non-GAAP financial measures, such as core deposits, purchased funds and the efficiency ratio. Management believes these non-GAAP financial measures provide information useful to investors in understanding People’s United Financial’s underlying operating performance and trends, and facilitates comparisons with the performance of other banks and thrifts.

Core deposits is a measure of stable funding sources and is defined as total deposits, other than brokered certificates of deposit (acquired in the wholesale market), municipal deposits (which are seasonally variable by nature) and escrow funds from People’s United Financial’s stock offering. Purchased funds include borrowings, brokered certificates of deposit and municipal deposits.

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People’s United Financial, Inc. Reports 4Q Earnings

The efficiency ratio, which represents an approximate measure of the cost required by People’s United Financial to generate a dollar of revenue, is the ratio of total non-interest expense (excluding goodwill impairment charges, amortization of acquisition-related intangibles, losses on real estate assets and nonrecurring expenses) to net interest income plus total non-interest income (including the fully taxable equivalent adjustment on bank-owned life insurance income, and excluding gains and losses on sales of assets, other than residential mortgage loans, and nonrecurring income). People’s United Financial generally considers an income or expense to be nonrecurring if it is not similar to an income or expense of a type incurred within the last two years and is not similar to an income or expense of a type reasonably expected to be incurred within the following two years. Management considers the efficiency ratio to be more representative of People’s United Financial’s ongoing operating efficiency, as the excluded items are generally related to external market conditions and non-routine transactions.

4Q Financial Highlights (4Q 2007 compared with 4Q 2006 unless otherwise indicated)

Summary

•	Net income totaled $46.0 million, or $0.16 per share.

•	Net interest income increased $28.9 million, or 30%.

•	Reflects the investment of $3.3 billion in net proceeds from the second-step conversion.

•	Net interest margin of 4.01% unchanged from 4Q06 and 27 basis points lower than 3Q07.

•	Provision for loan losses increased $1.5 million.

•	Net loan charge-offs in 4Q07 totaled $3.7 million (which included a $2.3 million charge-off related to one commercial banking loan) compared to $1.4 million in 4Q06.

•	The allowance for loan losses was reduced by $0.8 million in 4Q07 from 3Q07 levels.

•	Non-interest income increased $0.8 million, or 2%.

•	Non-interest expense increased $14.4 million, or 17%.

•	Compensation and benefits increased $6.9 million (4Q07 included $4.0 million of amortization expense related to new stock incentive plans and the employee stock ownership plan).

•	Occupancy and equipment increased $1.7 million, reflecting higher rent and utility expenses.

•	Professional and outside service fees increased $2.0 million primarily due to higher costs for information technology-related projects.

•	Other non-interest expense increased $3.8 million.

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People’s United Financial, Inc. Reports 4Q Earnings

Commercial Banking

•	Average commercial banking loans grew $322 million, or 8%.

•	Average commercial non-interest-bearing deposits totaled $876 million.

•	Non-performing commercial banking assets totaled $13.7 million, a $0.6 million decrease.

•	The ratio of non-performing commercial banking loans to total commercial banking loans was 0.18% at December 31, 2007, compared to 0.32% at September 30, 2007 and 0.34% at December 31, 2006.

•	Net loan charge-offs totaled $3.1 million, or 0.29% annualized, of average commercial banking loans.

Consumer Financial Services

•	Average residential mortgage loans decreased $630 million, or 16%.

•	Average consumer non-interest-bearing deposits totaled $1.1 billion.

Treasury

•	Average securities declined $102 million, or 62%.

•	Average securities made up 1% of average earning assets compared to 2% in 4Q06.

•	Average short-term investments increased $3.4 billion, reflecting the investment of the net proceeds from the second-step conversion.

People’s United Financial, a diversified financial services company with $21 billion in assets, provides consumer and commercial banking services through a network of more than 300 branches in Connecticut, Massachusetts, Vermont, New Hampshire, Maine and New York. Through its subsidiaries, People’s United Financial provides equipment financing, asset management, brokerage and financial advisory services, and insurance services.

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Certain statements contained in this release are forward-looking in nature. These include all statements about People’s United Financial’s plans, objectives, expectations and other statements that are not historical facts, and usually use words such as “expect,” “anticipate,” “believe” and similar expressions. Such statements represent management’s current beliefs, based upon information available at the time the statements are made, with regard to the matters addressed. All forward-looking statements are subject to risks and uncertainties that could cause People’s United Financial’s actual results or financial condition to differ materially from those expressed in or implied by such statements. Factors of particular importance to People’s United Financial include, but are not limited to: (1) changes in general, national or regional economic conditions; (2) changes in interest rates; (3) changes in loan default and charge-off rates; (4) changes in deposit levels; (5) changes in levels of income and expense in non-interest income and expense related activities; (6) residential mortgage and secondary market activity; (7) changes in accounting and regulatory guidance applicable to banks; (8) price levels and conditions in the public securities markets generally; (9) competition and its effect on pricing, spending, third-party relationships and revenues; and (10) the successful integration of Chittenden Corporation. People’s United Financial does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Access Information About People’s United Financial on the World Wide Web at

www.peoples.com.

People’s United Financial, Inc.

FINANCIAL HIGHLIGHTS

	Three Months Ended
(dollars in millions, except per share data)	Dec. 31, 2007	Sept. 30, 2007	June 30, 2007	March 31, 2007	Dec. 31, 2006
Operating Data:
Net interest income	$125.0	$134.3	$132.0	$95.3	$96.1
Provision for loan losses	2.9	2.5	1.8	0.8	1.4
Fee-based revenues	39.4	38.7	38.5	37.8	39.5
Net security gains	—	5.5	—	—	—
All other non-interest income	6.7	6.0	7.0	5.8	5.8
Non-interest expense (1)	100.0	95.5	155.7	88.1	85.6
Income from continuing operations	45.7	57.3	13.1	33.1	38.7
Income from discontinued operations	0.3	0.3	0.4	0.5	0.6
Net income	46.0	57.6	13.5	33.6	39.3

Selected Statistical Data:
Net interest margin (2)	4.01%	4.28%	4.23%	3.94%	4.01%
Return on average assets (2)	1.37	1.70	0.40	1.27	1.49
Return on average stockholders’ equity (2)	4.1	5.1	1.4	10.0	11.6
Efficiency ratio	57.4	52.8	53.3	62.6	59.7

Per Common Share Data: (3)
Diluted earnings per share	$0.16	$0.20	$0.05	$0.11	$0.13
Dividends paid per share	0.13	0.13	0.13	0.12	0.12
Dividend payout ratio (4)	83.2%	67.2%	286.4%	46.1%	39.3%
Book value (end of period)	$15.43	$15.59	$15.50	$4.55	$4.49
Tangible book value (end of period)	15.07	15.23	15.14	4.20	4.14
Stock price:
High	18.60	18.62	21.38	22.81	21.62
Low	15.83	14.78	17.56	19.78	18.69
Close (end of period)	17.80	17.28	17.73	21.14	21.25
Average diluted shares outstanding (in millions) (5)	286.60	290.84	292.38	299.26	299.20

(1)	Includes a $60.0 million contribution to the People’s United Community Foundation for the three months ended June 30, 2007. Without the contribution, non-interest expense would have been $95.7 million for that period.
(2)	Annualized.
(3)	Common share data has been adjusted (except dividend payout ratio) to reflect the exchange of shares of People’s United Bank common stock for 2.1 shares of People’s United Financial, Inc. common stock upon completing the second-step conversion.
(4)	Dividend payout ratio for the three months ended March 31, 2007 and December 31, 2006 reflects the waiver of dividends on the substantial majority of the common shares owned by People’s Mutual Holdings prior to completing the second-step conversion in April 2007.
(5)	The decreases from March 31, 2007 reflect the purchase of 10.5 million shares of common stock during April 2007 in connection with establishing People’s United Financial’s employee stock ownership plan and the purchase of 7.0 million shares of common stock during October 2007 in connection with establishing a new stock incentive plan.

People’s United Financial, Inc.

FINANCIAL HIGHLIGHTS - Continued

	Twelve Months Ended
(dollars in millions, except per share data)	Dec. 31, 2007	Dec. 31, 2006
Operating Data:
Net interest income	$486.6	$382.4
Provision for loan losses	8.0	3.4
Fee-based revenues	154.4	153.0
Net security gains (losses)	5.5	(27.2)
All other non-interest income	25.5	21.6
Non-interest expense (1)	439.3	346.9
Income from continuing operations	149.2	121.7
Income from discontinued operations, net of tax	1.5	2.3
Net income	150.7	124.0

Selected Statistical Data:
Net interest margin	4.12%	3.87%
Return on average assets	1.18	1.15
Return on average stockholders’ equity	4.2	9.4
Efficiency ratio	56.1	61.3

Per Common Share Data: (2)
Diluted earnings per share	$0.52	$0.41
Dividends paid per share	0.52	0.46
Dividend payout ratio (3)	87.0%	48.3%
Book value (end of period)	$15.43	$4.49
Tangible book value (end of period)	15.07	4.14
Stock price:
High	22.81	21.62
Low	14.78	14.29
Close (end of period)	17.80	21.25
Average diluted shares outstanding (in millions) (4)	292.27	298.92

(1)	Includes a $60.0 million contribution to the People’s United Community Foundation for the twelve months ended December 31, 2007. Without the contribution, non-interest expense would have been $379.3 million for that period.
(2)	Common share data has been adjusted (except dividend payout ratio) to reflect the exchange of shares of People’s United Bank common stock for 2.1 shares of People’s United Financial, Inc. common stock upon completing the second-step conversion.
(3)	Dividend payout ratio reflects the waiver of dividends on the substantial majority of the common shares owned by People’s Mutual Holdings prior to completing the second-step conversion in April 2007.
(4)	The twelve months ended December 31, 2007 reflects the purchase of 10.5 million shares of common stock during April 2007 in connection with establishing People’s United Financial’s employee stock ownership plan and the purchase of 7.0 million shares of common stock during October 2007 in connection with establishing a new stock incentive plan.

People’s United Financial, Inc.

FINANCIAL HIGHLIGHTS - Continued

	As of and for the Three Months Ended
(dollars in millions)	Dec. 31, 2007	Sept. 30, 2007	June 30, 2007	March 31, 2007	Dec. 31, 2006
Financial Condition Data:
General:
Total assets	$13,555	$13,551	$13,822	$11,602	$10,687
Loans	8,950	8,936	9,046	9,310	9,372
Short-term investments	3,516	3,550	3,655	1,213	225
Securities, net	61	66	70	73	77
Allowance for loan losses	73	74	73	74	74
Deposits	8,881	8,782	9,091	9,968	9,083
Core deposits	8,836	8,728	9,054	9,281	9,040
Borrowings	—	—	—	8	4
Purchased funds	45	54	37	52	47
Subordinated notes	65	65	65	65	65
Stockholders’ equity (1)	4,445	4,534	4,504	1,359	1,340
Non-performing assets	26	26	18	19	23
Net loan charge-offs	3.7	1.5	3.7	0.4	1.4

Average Balances:
Loans	$8,869	$8,935	$9,169	$9,305	$9,247
Short-term investments	3,551	3,536	3,236	305	173
Securities	64	69	70	74	166
Earning assets	12,484	12,540	12,475	9,684	9,586
Total assets	13,446	13,516	13,399	10,601	10,553
Deposits	8,753	8,781	9,195	9,022	8,923
Funding liabilities	8,818	8,846	9,268	9,094	9,030
Stockholders’ equity (1)	4,439	4,507	3,975	1,338	1,355

Ratios:
Net loan charge-offs to average loans (annualized)	0.17%	0.07%	0.16%	0.01%	0.06%
Non-performing assets to total loans, REO and repossessed assets	0.29	0.29	0.20	0.21	0.24
Allowance for loan losses to non-performing loans	358	318	405	389	328
Allowance for loan losses to total loans	0.81	0.82	0.80	0.80	0.79
Average stockholders’ equity to average total assets	33.0	33.3	29.7	12.6	12.8
Stockholders’ equity to total assets	32.8	33.4	32.6	11.7	12.5
Tangible stockholders’ equity to tangible assets	32.3	32.9	32.1	10.9	11.7
Leverage capital (2)	23.9	25.0	24.3	11.2	12.0
Tier 1 risk-based capital (2)	32.0	34.0	33.9	14.7	14.8
Total risk-based capital (2)	33.1	35.3	35.1	16.0	16.1

(1)	The increases from March 31, 2007 primarily reflect net proceeds of $3.3 billion from the sale of 172.2 million shares of People’s United Financial, Inc. common stock in connection with the second-step conversion completed on April 16, 2007.
(2)	People’s United Bank’s December 31, 2007 capital ratios are preliminary.

People’s United Financial, Inc.

CONSOLIDATED STATEMENTS OF CONDITION

(in millions)	Dec. 31, 2007	Sept. 30, 2007	Dec. 31, 2006
Assets
Cash and due from banks	$296.2	$304.2	$344.1
Short-term investments	3,088.0	2,120.1	224.6

Total cash and cash equivalents	3,384.2	2,424.3	568.7

Securities:
Trading account securities, at fair value	18.7	22.5	29.6
Securities available for sale, at fair value	42.2	42.1	46.8
Securities held to maturity, at amortized cost	0.6	1.1	1.1

Total securities	61.5	65.7	77.5

Securities purchased under agreements to resell	428.0	1,430.0	—

Loans:
Residential mortgage	3,212.9	3,347.7	3,900.1
Commercial	2,600.4	2,518.0	2,363.6
Commercial real estate	1,885.6	1,822.7	1,786.7
Consumer	1,250.8	1,247.2	1,321.3

Total loans	8,949.7	8,935.6	9,371.7
Less allowance for loan losses	(72.7)	(73.5)	(74.0)

Total loans, net	8,877.0	8,862.1	9,297.7

Bank-owned life insurance	222.6	219.4	212.6
Premises and equipment, net	156.8	151.4	136.8
Goodwill and other acquisition-related intangibles	104.0	104.2	105.0
Other assets	320.7	293.4	288.6

Total assets	$13,554.8	$13,550.5	$10,686.9

Liabilities
Deposits:
Non-interest-bearing	$2,166.1	$2,081.0	$2,294.4
Savings, interest-bearing checking and money market	3,008.9	3,003.5	3,205.2
Time	3,705.6	3,697.3	3,583.0

Total deposits	8,880.6	8,781.8	9,082.6

Borrowings:
Federal funds purchased	—	—	4.1

Total borrowings	—	—	4.1

Subordinated notes	65.4	65.3	65.3
Other liabilities	163.4	169.7	195.4

Total liabilities	9,109.4	9,016.8	9,347.4

Stockholders’ Equity
Common stock ($0.01 par value; 1.95 billion shares authorized; 301.1 million shares and 300.9 million shares issued)	3.0	3.0	—
Common stock (without par value; 450.0 million shares authorized; 142.2 million shares issued and outstanding)	—	—	142.2
Additional paid-in capital	3,642.8	3,710.4	182.9
Retained earnings	1,079.6	1,073.7	1,062.4
Treasury stock	(51.8)	—	—
Unallocated common stock of Employee Stock Ownership Plan	(209.6)	(212.0)	—
Accumulated other comprehensive loss	(18.6)	(41.4)	(48.0)

Total stockholders’ equity	4,445.4	4,533.7	1,339.5

Total liabilities and stockholders’ equity	$13,554.8	$13,550.5	$10,686.9

People’s United Financial, Inc.

CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended
(in millions, except per share data)	Dec. 31, 2007	Sept. 30, 2007	June 30, 2007	March 31, 2007	Dec. 31, 2006
Interest and dividend income:
Residential mortgage	$43.2	$44.6	$47.1	$49.0	$50.0
Commercial	42.3	42.7	42.0	40.6	39.2
Commercial real estate	31.8	32.0	32.1	31.8	33.5
Consumer	21.0	22.5	22.5	22.9	23.5

Total interest on loans	138.3	141.8	143.7	144.3	146.2
Short-term investments	26.0	28.6	28.1	4.0	2.2
Securities purchased under agreements to resell	15.5	18.1	14.7	—	—
Securities	0.9	0.9	1.0	1.1	2.2

Total interest and dividend income	180.7	189.4	187.5	149.4	150.6

Interest expense:
Deposits	54.0	53.5	53.8	52.3	52.1
Borrowings	—	—	0.1	0.1	0.2
Subordinated notes	1.7	1.6	1.6	1.7	2.2

Total interest expense	55.7	55.1	55.5	54.1	54.5

Net interest income	125.0	134.3	132.0	95.3	96.1
Provision for loan losses	2.9	2.5	1.8	0.8	1.4

Net interest income after provision for loan losses	122.1	131.8	130.2	94.5	94.7

Non-interest income:
Fee-based revenues:
Service charges on deposit accounts	19.4	19.4	19.5	18.0	19.4
Insurance revenue	6.2	7.1	6.2	7.3	7.1
Brokerage commissions	3.4	3.2	3.6	3.4	3.0
Other fees	10.4	9.0	9.2	9.1	10.0

Total fee-based revenues	39.4	38.7	38.5	37.8	39.5
Bank-owned life insurance	3.1	2.3	2.7	2.4	2.8
Net security gains	—	5.5	—	—	—
Net gains on sales of residential mortgage loans	0.6	0.8	0.9	0.7	0.5
Other non-interest income	3.0	2.9	3.4	2.7	2.5

Total non-interest income	46.1	50.2	45.5	43.6	45.3

Non-interest expense:
Compensation and benefits	56.3	53.1	54.9	51.3	49.4
Occupancy and equipment	17.1	17.3	16.2	16.5	15.4
Contribution to the People’s United Community Foundation	—	—	60.0	—	—
Professional and outside service fees	8.5	7.4	6.7	6.2	6.5
Other non-interest expense	18.1	17.7	17.9	14.1	14.3

Total non-interest expense	100.0	95.5	155.7	88.1	85.6

Income from continuing operations before income tax expense	68.2	86.5	20.0	50.0	54.4
Income tax expense	22.5	29.2	6.9	16.9	15.7

Income from continuing operations	45.7	57.3	13.1	33.1	38.7

Discontinued operations:
Income from discontinued operations, net of tax	0.3	0.3	0.4	0.5	0.6

Income from discontinued operations	0.3	0.3	0.4	0.5	0.6

Net income	$46.0	$57.6	$13.5	$33.6	$39.3

Diluted earnings per common share:
Income from continuing operations	$0.16	$0.20	$0.05	$0.11	$0.13
Income from discontinued operations	—	—	—	—	—
Net income	0.16	0.20	0.05	0.11	0.13

People’s United Financial, Inc.

CONSOLIDATED STATEMENTS OF INCOME

	Twelve Months Ended
(in millions, except per share data)	Dec. 31, 2007	Dec. 31, 2006
Interest and dividend income:
Residential mortgage	$183.9	$185.2
Commercial	167.6	146.5
Commercial real estate	127.7	126.0
Consumer	88.9	88.3

Total interest on loans	568.1	546.0
Short-term investments	86.7	5.3
Securities purchased under agreements to resell	48.3	0.8
Securities	3.9	30.0

Total interest and dividend income	707.0	582.1

Interest expense:
Deposits	213.6	180.1
Borrowings	0.2	10.0
Subordinated notes	6.6	9.6

Total interest expense	220.4	199.7

Net interest income	486.6	382.4
Provision for loan losses	8.0	3.4

Net interest income after provision for loan losses	478.6	379.0

Non-interest income:
Fee-based revenues:
Service charges on deposit accounts	76.3	77.8
Insurance revenue	26.8	27.3
Brokerage commissions	13.6	12.2
Other fees	37.7	35.7

Total fee-based revenues	154.4	153.0
Bank-owned life insurance	10.5	9.1
Net security gains (losses)	5.5	(27.2)
Net gains on sales of residential mortgage loans	3.0	2.0
Other non-interest income	12.0	10.5

Total non-interest income	185.4	147.4

Non-interest expense:
Compensation and benefits	215.6	202.9
Occupancy and equipment	67.1	62.2
Contribution to the People’s United Community Foundation	60.0	—
Professional and outside service fees	28.8	24.3
Other non-interest expense	67.8	57.5

Total non-interest expense	439.3	346.9

Income from continuing operations before income tax expense	224.7	179.5
Income tax expense	75.5	57.8

Income from continuing operations	149.2	121.7

Discontinued operations:
Income from discontinued operations, net of tax	1.5	2.3

Income from discontinued operations	1.5	2.3

Net income	$150.7	$124.0

Diluted earnings per common share:
Income from continuing operations	$0.52	$0.40
Income from discontinued operations	—	0.01
Net income	0.52	0.41

People’s United Financial, Inc.

AVERAGE BALANCE, INTEREST AND YIELD/RATE ANALYSIS (1)

	December 31, 2007			September 30, 2007			December 31, 2006
Three months ended (dollars in millions)	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate
Earning assets:
Short-term investments	$2,227.5	$26.0	4.67%	$2,157.6	$28.6	5.30%	$173.2	$2.2	5.13%
Securities purchased under agreements to resell	1,323.4	15.5	4.66	1,378.8	18.1	5.25	—	—	—
Securities (2)	63.9	0.9	5.64	68.8	0.9	5.55	166.4	2.2	5.39
Loans:
Residential mortgage	3,279.0	43.2	5.27	3,434.7	44.6	5.20	3,908.9	50.0	5.12
Commercial	2,504.2	42.3	6.76	2,471.2	42.7	6.92	2,228.0	39.2	7.04
Commercial real estate	1,837.8	31.8	6.93	1,777.2	32.0	7.20	1,792.3	33.5	7.48
Consumer	1,248.3	21.0	6.74	1,251.8	22.5	7.17	1,317.4	23.5	7.11

Total loans	8,869.3	138.3	6.24	8,934.9	141.8	6.35	9,246.6	146.2	6.32

Total earning assets	$12,484.1	$180.7	5.79%	$12,540.1	$189.4	6.04%	$9,586.2	$150.6	6.28%

Funding liabilities:
Deposits:
Non-interest-bearing	$2,051.4	$—	—%	$2,098.2	$—	—%	$2,113.1	$—	—%
Savings, interest-bearing checking and money market	2,989.8	11.1	1.48	3,075.1	11.9	1.55	3,210.8	12.4	1.55
Time	3,691.2	42.6	4.62	3,590.3	41.5	4.62	3,585.5	39.6	4.42

Total core deposits	8,732.4	53.7	2.46	8,763.6	53.4	2.44	8,909.4	52.0	2.34
Non-core deposits	20.6	0.3	5.63	17.3	0.1	3.07	13.7	0.1	4.11

Total deposits	8,753.0	54.0	2.47	8,780.9	53.5	2.44	8,923.1	52.1	2.34

Borrowings:
Federal funds purchased	—	—	—	—	—	—	12.8	0.2	5.44

Total borrowings	—	—	—	—	—	—	12.8	0.2	5.44

Subordinated notes	65.4	1.7	10.15	65.3	1.6	10.15	94.1	2.2	9.31

Total funding liabilities	$8,818.4	$55.7	2.53%	$8,846.2	$55.1	2.49%	$9,030.0	$54.5	2.42%

Excess of earning assets over funding liabilities	$3,665.7			$3,693.9			$556.2

Net interest income/spread		$125.0	3.26%		$134.3	3.55%		$96.1	3.87%

Net interest margin			4.01%			4.28%			4.01%

(1)	Average yields earned and rates paid are annualized.
(2)	Average balances and yields for securities available for sale are based on amortized cost.

People’s United Financial, Inc.

AVERAGE BALANCE, INTEREST AND YIELD/RATE ANALYSIS

	December 31, 2007			December 31, 2006
Twelve months ended (dollars in millions)	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate
Earning assets:
Short-term investments	$1,709.4	$86.7	5.07%	$106.6	$5.3	4.97%
Securities purchased under agreements to resell	959.1	48.3	5.03	16.6	0.8	4.98
Securities (2)	69.2	3.9	5.62	803.8	30.0	3.74
Loans:
Residential mortgage	3,550.3	183.9	5.18	3,758.8	185.2	4.93
Commercial	2,441.5	167.6	6.86	2,135.7	146.5	6.86
Commercial real estate	1,807.3	127.7	7.07	1,765.1	126.0	7.14
Consumer	1,268.9	88.9	7.01	1,288.3	88.3	6.85

Total loans	9,068.0	568.1	6.27	8,947.9	546.0	6.10

Total earning assets	$11,805.7	$707.0	5.99%	$9,874.9	$582.1	5.90%

Funding liabilities:
Deposits:
Non-interest-bearing	$2,111.4	$—	—%	$2,168.6	$—	—%
Savings, interest-bearing checking and money market	3,114.9	46.8	1.50	3,464.4	49.2	1.42
Time	3,632.0	165.8	4.56	3,308.7	128.8	3.89

Total core deposits	8,858.3	212.6	2.40	8,941.7	178.0	1.99
Non-core deposits (3)	78.4	1.0	1.30	40.4	2.1	5.42

Total deposits	8,936.7	213.6	2.39	8,982.1	180.1	2.01

Borrowings:
Federal funds purchased	3.3	0.2	5.23	158.2	7.6	4.78
Federal Home Loan Bank advances	0.1	—	5.04	47.2	2.4	5.15

Total borrowings	3.4	0.2	5.23	205.4	10.0	4.87

Subordinated notes	65.3	6.6	10.15	105.0	9.6	9.10

Total funding liabilities	$9,005.4	$220.4	2.45%	$9,292.5	$199.7	2.15%

Excess of earning assets over funding liabilities	$2,800.3			$582.4

Net interest income/spread		$486.6	3.54%		$382.4	3.75%

Net interest margin			4.12%			3.87%

(1)	Average balances and yields for securities available for sale are based on amortized cost.
(2)	The average balance for the twelve months ended December 31, 2007 includes $62.8 million in average escrow funds related to People’s United Financial, Inc.’s stock offering (none at December 31, 2007).

People’s United Financial, Inc.

NON-PERFORMING ASSETS

(dollars in millions)	Dec. 31, 2007	Sept. 30, 2007	June 30, 2007	March 31, 2007	Dec. 31, 2006
Non-accrual loans:
Residential mortgage	$8.9	$7.2	$4.2	$5.0	$6.7
Commercial real estate	3.7	3.5	0.1	0.1	0.2
Consumer	3.3	2.2	1.5	1.3	1.7
PCLC	3.1	3.0	3.9	1.4	2.1
Commercial	1.3	7.2	8.2	11.3	11.9

Total non-accrual loans	20.3	23.1	17.9	19.1	22.6
Real estate owned (“REO”) and repossessed assets, net	5.8	3.1	0.5	0.3	0.1

Total non-performing assets	$26.1	$26.2	$18.4	$19.4	$22.7

Non-performing loans as a percentage of total loans	0.23%	0.26%	0.20%	0.21%	0.24%
Non-performing assets as a percentage of total loans, REO and repossessed assets	0.29	0.29	0.20	0.21	0.24
Non-performing assets as a percentage of stockholders’ equity and allowance for loan losses	0.58	0.57	0.40	1.35	1.61
Allowance for loan losses as a percentage of non-performing loans	358	318	405	389	328
Allowance for loan losses as a percentage of total loans	0.81	0.82	0.80	0.80	0.79

People’s United Financial, Inc.

ALLOWANCE FOR LOAN LOSSES

	Three Months Ended
(in millions)	Dec. 31, 2007	Sept. 30, 2007	June 30, 2007	March 31, 2007	Dec. 31, 2006
Balance at beginning of period	$73.5	$72.5	$74.4	$74.0	$74.0
Charge-offs	(4.1)	(2.0)	(4.6)	(0.8)	(2.0)
Recoveries	0.4	0.5	0.9	0.4	0.6

Net loan charge-offs	(3.7)	(1.5)	(3.7)	(0.4)	(1.4)
Provision for loan losses	2.9	2.5	1.8	0.8	1.4

Balance at end of period	$72.7	$73.5	$72.5	$74.4	$74.0

People’s United Financial, Inc.

NET LOAN CHARGE-OFFS (RECOVERIES)

	Three Months Ended
(in millions)	Dec. 31, 2007	Sept. 30, 2007	June 30, 2007	March 31, 2007	Dec. 31, 2006
Commercial	$2.5	$0.5	$3.7	$—	$0.8
PCLC	0.6	0.6	0.4	0.1	—
Consumer	0.6	0.5	0.2	0.3	0.6
Residential mortgage	—	—	(0.6)	—	—
Commercial real estate	—	(0.1)	—	—	—

Total	$3.7	$1.5	$3.7	$0.4	$1.4